                                                                  Exhibit 99 (a)


                       {Letterhead of AMETEK appears here}

Contact: William J. Burke (610) 889-5249

             AMETEK ANNOUNCES FULL-YEAR AND FOURTH QUARTER RESULTS
                --FULL YEAR INCOME BEFORE UNUSUAL ITEMS UP 3%--

Paoli, PA, January 29, 2002 -- AMETEK Inc. (NYSE: AME) today announced full year and fourth quarter results.

AMETEK achieved 2001 sales of $1.02 billion, unchanged from year 2000 results. Operating income of $132.8 million was down 2% from $135.9 million for 2000. Income grew to $70.8 million, up 3% from the $68.5 million earned in 2000, and diluted earnings per share of $2.12 were up from $2.11 per share in 2000. All comparisons, unless otherwise noted, are before unusual items in the fourth quarter of 2001. Including these unusual items, net income for 2001 was $66.1 million or $1.98 per diluted share compared with net income in 2000 of $68.5 million or $2.11 per diluted share.

"In a very difficult economic environment, AMETEK posted strong 2001 results. For the full year, before unusual items, we established records for income and diluted earnings per share. We have taken the necessary steps to size our business to the current economic environment and are poised to significantly grow earnings when the economy recovers," commented Frank S. Hermance, AMETEK Chairman and Chief Executive Officer.

FOURTH QUARTER UNUSUAL ITEMS
"As a result of our budgeting process for 2002 and our outlook for the general economy, we have undertaken another round of significant cost reductions. Our fourth quarter and full-year results include expenses associated with this realignment of our cost structure. In addition we recorded a significant tax benefit," said Mr. Hermance.

In the fourth quarter the Company recorded expenses totaling $15 million after tax, or $.46 per diluted share, to cover the costs of employee reductions, facility closures, the continued migration to low-cost locales, and asset writedowns necessary to reflect the difficulties the economic environment has had on a number of our customers. We expect annualized savings from our cost reduction actions to be approximately $25 million.

In the fourth quarter the Company also recorded a tax benefit of $11 million, or $.32 per diluted share, resulting from the closure of a number of tax years by U.S. federal and state tax authorities.

FOURTH QUARTER RESULTS
AMETEK's fourth quarter 2001 sales of $237.3 million were an 8% decrease over the same period of 2000 caused by weak economic conditions which impacted many of our businesses. Our aerospace and power instrument businesses continued to perform well. Operating income for the fourth quarter of 2001 was $28.6 million, a 16% decrease from the $34.1 million recorded in the same period of

                                     -MORE-

AMETEK ANNOUNCES FULL YEAR AND FOURTH QUARTER RESULTS
PAGE 2.

2000. Income in the fourth quarter of 2001 totaled $16.2 million, or $.48 per diluted share, down from fourth quarter 2000 levels of $17.2 million, or $.53 per diluted share. After unusual items, net income for the fourth quarter of 2001 was $11.5 million, or $.34 per diluted share, as compared with $17.2 million, or $.53 per diluted share, in the same period of 2000.

2002 OUTLOOK
Mr. Hermance commented, "Due to the continuing weak economic conditions in many of our businesses we expect revenues to be up only slightly this year. The significant cost reductions taken in 2001 and planned for 2002 should enable AMETEK to deliver record earnings of approximately $2.50 per diluted share, up 18% from 2001. This estimate includes $.30 from the elimination of amortization of goodwill in accordance with SFAS 142. The impact of our cost reduction activities should make the second half of 2002 stronger than the first half. Our forecast does not include an economic rebound, which could provide upside to our expectations."

The group commentary that follows excludes unusual items detailed in the attached financial tables.

ELECTROMECHANICAL GROUP (EMG)
For the year, EMG's sales increased 1% to $519.8 million, compared with $515.2 million in 2000. The full-year impacts of the Prestolite Electric and GS Electric acquisitions drove this improvement. Operating income was $81.3 million for 2001, up 5% from the $77.6 million earned in 2000 due to exceptional cost control in a very difficult environment.

For the fourth quarter of 2001, EMG's sales were $113.2 million, a 13% decrease over the same period of 2000. Operating income of $18.7 million is essentially unchanged from the $18.9 million recorded in the same period of 2000.

ELECTRONIC INSTRUMENTS GROUP (EIG)
EIG sales for 2001 were $499.5 million, down 2% from 2000 levels of $509.5 million. Acquisitions and strong aerospace and power markets did not offset the impact of the economic slowdown on the other EIG businesses. Operating income was $69.5 million for 2001, as compared to $78.8 million earned in 2000.

For the 2001 fourth quarter, EIG sales were $124.1 million, down 3% from 2000 levels of $128.4. The additional revenue from the EDAX acquisition and strong aerospace and power instrument markets minimized the impact of the economic slowdown. Operating income for the fourth quarter was $13.9 million, as compared with $20.5 million in the fourth quarter of 2000. Operating income in the fourth quarter of 2001 was impacted by the slowing economy. In addition, the favorable settlement of a long-standing customer issue in the fourth quarter of 2000 created a difficult comparison.


                                     -MORE-

AMETEK ANNOUNCES FULL YEAR AND FOURTH QUARTER RESULTS
PAGE 3.

ACQUISITION OF INSTRUMENTS FOR RESEARCH AND APPLIED SCIENCE (IRAS)

On December 28, 2001 AMETEK completed the acquisition of Instruments for Research and Applied Science (IRAS), a leading developer and manufacturer of analytic instrumentation, from PerkinElmer, Inc. IRAS manufactures and markets technologically advanced analytical instrumentation that is used in a number of applications including nuclear spectroscopy, research electrochemistry, and electronic signal processing. IRAS, based in Oak Ridge, TN, has 275 employees and is expected to report sales of approximately $50 million for 2001. The purchase price was approximately $63 million in cash.

"Our acquisition of IRAS further expands AMETEK's position in differentiated analytical instruments," notes AMETEK Chairman and Chief Executive Officer Frank
S. Hermance. "IRAS significantly extends our capabilities in the measurement of physical properties. It brings new technologies, applications and end market opportunities to AMETEK and also provides an additional platform for growth," he adds.

IRAS will operate as a new division of our Electronic Instruments Group - Advanced Measurement Technology and will continue to market its products under the ORTEC, Princeton Applied Research and Signal Recovery brand names.

CONFERENCE CALL
AMETEK, Inc. will Web cast its Fourth Quarter 2001 investor conference call on Wednesday, January 30, 2002, beginning at 8:15 AM EST. The live audio Web cast will be available at www.ametek.com/investors and at www.streetevents.com. To access the Web cast from ametek.com, click on the Audio Conference Call link. The call will be archived at www.ametek.com/investors. To access the audio archive, click on the Audio Conference Call link in the Investors Section.

CORPORATE PROFILE
AMETEK is a leading global manufacturer of electronic instruments and electric motors with 2001 sales of more than $1 billion. AMETEK's Corporate Growth Plan is based on Four Key Strategies: Strategic Acquisitions & Alliances, Global & Market Expansion, New Products, and Operational Excellence. Its objective is double-digit percentage growth in earnings per share over the business cycle and a superior return on total capital. The common stock of AMETEK is a component of the S&P MidCap 400 Index and the Russell 2000 Index.

FORWARD-LOOKING INFORMATION
Statements in this news release that are not historical are considered "forward-looking statements" and are subject to change based on various factors and uncertainties that may cause actual results to differ significantly from expectations. Those factors are contained in AMETEK's Securities and Exchange Commission filings.

                                      # # #
                         (Financial Information Follows)

                                  AMETEK, Inc.
                        CONSOLIDATED STATEMENT OF INCOME
          (Dollars and shares in thousands, except per share amounts)

                                                                         TWELVE MONTHS ENDED
                                                                             DECEMBER 31,
                                              ----------------------------------------------------------------------

                                                                     2001
                                              -------------------------------------------------
                                              BEFORE UNUSUAL       UNUSUAL       AFTER UNUSUAL
                                                  ITEMS           ITEMS (A)          ITEMS                2000
                                              --------------    ------------    ---------------     ---------------
NET SALES                                         $1,019,289               -         $1,019,289          $1,024,660
                                              ---------------    ------------    ---------------     ---------------

EXPENSES:
   Cost of sales, excluding depreciation             759,379         $18,540            777,919             761,548
   Selling, general and administrative                95,132           3,523             98,655              95,147
   Depreciation                                       31,942           1,223             33,165              32,075
                                              ---------------    ------------    ---------------     ---------------
     Total expenses                                  886,453          23,286            909,739             888,770
                                              ---------------    ------------    ---------------     ---------------

OPERATING INCOME (LOSS)                              132,836         (23,286)           109,550             135,890

Other income (expenses):
   Interest expense                                  (27,913)              -            (27,913)            (29,203)
   Other, net                                          1,028           1,697              2,725                (549)
                                              ---------------    ------------    ---------------     ---------------
Income (loss) before income taxes                    105,951         (21,589)            84,362             106,138
Provision for (benefit from) income taxes             35,133         (16,882)            18,251              37,606
                                              ---------------    ------------    ---------------     ---------------
NET INCOME (LOSS)                                    $70,818         ($4,707)           $66,111             $68,532
                                              ===============    ============    ===============     ===============

Diluted earnings (loss) per share                      $2.12          ($0.14)             $1.98               $2.11
                                              ===============    ============    ===============     ===============

Basic earnings (loss) per share                        $2.16          ($0.14)             $2.01               $2.13
                                              ===============    ============    ===============     ===============

Average common shares outstanding:
  Diluted shares                                      33,445          33,445             33,445              32,534
                                              ===============    ============    ===============     ===============
  Basic shares                                        32,838          32,838             32,838              32,131
                                              ===============    ============    ===============     ===============

Dividends per share                                    $0.24               -              $0.24               $0.24
                                              ===============    ============    ===============     ===============

(a) Fourth quarter and year 2001 includes unusual pretax charges totaling $23.3 million, $15.3 million after tax ($0.46 per diluted share). The charges were for employee reductions, facility closures, and the continued migration to low-cost locales ($12.4 million), as well as asset writedowns ($10.9 million). The periods also include a tax benefit and related interest income (reported in other income) of $10.5 million after tax ($0.32 per diluted share) resulting from the closure of a number of open tax years.

                                  AMETEK, INC.
                         INFORMATION BY BUSINESS SEGMENT
                             (Dollars in thousands)


                                                             TWELVE MONTHS ENDED
                                                                 DECEMBER 31,
                                   -----------------------------------------------------------------------
                                                                (UNAUDITED)
                                                                   2001
                                   ------------------------------------------------------
                                    BEFORE UNUSUAL        UNUSUAL         AFTER UNUSUAL
                                        ITEMS            ITEMS (A)            ITEMS              2000
                                   -----------------   ---------------   ----------------    -------------
       NET SALES
------------------------------
 Electronic Instruments                    $499,528                 -           $499,528         $509,504
 Electromechanical                          519,761                 -            519,761          515,156
                                   -----------------   ---------------   ----------------    -------------
   Total Consolidated                    $1,019,289                 -         $1,019,289       $1,024,660
                                   =================   ===============   ================    =============





OPERATING INCOME (LOSS)
------------------------------
 Electronic Instruments                     $69,460          ($12,425)           $57,035          $78,771
 Electromechanical                           81,274           (10,636)            70,638           77,560
                                   -----------------   ---------------   ----------------    -------------
   Total segments                           150,734           (23,061)           127,673          156,331
 Corporate and other                        (17,898)             (225)           (18,123)         (20,441)
                                   -----------------   ---------------   ----------------    -------------
        Total Consolidated                 $132,836          ($23,286)          $109,550         $135,890
                                   =================   ===============   ================    =============


(a) See note on Consolidated Statement of Income for twelve months ended December 31, 2001.

                                  AMETEK, INC.
                        CONSOLIDATED STATEMENT OF INCOME
           (DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                    THREE MONTHS ENDED
                                                                                       DECEMBER 31,
                                                    ----------------------------------------------------------------------------
                                                                                        (UNAUDITED)
                                                                            2001
                                                    -----------------------------------------------------
                                                    BEFORE UNUSUAL        UNUSUAL          AFTER UNUSUAL
                                                        ITEMS            ITEMS (A)             ITEMS                  2000
                                                    ---------------    ---------------    ----------------       ---------------
   NET SALES                                              $237,263                 --            $237,263              $258,246
                                                    ---------------    ---------------    ----------------       ---------------
   EXPENSES:
      Cost of sales, excluding depreciation                176,747            $18,540             195,287               191,547
      Selling, general and administrative                   24,063              3,523              27,586                23,606
      Depreciation                                           7,860              1,223               9,083                 8,966
                                                    ---------------    ---------------    ----------------       ---------------
        Total expenses                                     208,670             23,286             231,956               224,119
                                                    ---------------    ---------------    ----------------       ---------------

   OPERATING INCOME (LOSS)                                  28,593            (23,286)              5,307                34,127
   Other income (expenses):
      Interest expense                                      (6,639)                 -              (6,639)               (7,670)
      Other, net                                               247              1,697               1,944                   (50)
                                                    ---------------    ---------------    ----------------       ---------------
   Income (loss) before income taxes                        22,201            (21,589)                612                26,407
   Provision for (benefit from) income taxes                 6,035            (16,882)            (10,847)                9,170
                                                    ---------------    ---------------    ----------------       ---------------
   NET INCOME (LOSS)                                       $16,166            ($4,707)            $11,459               $17,237
                                                    ===============    ===============    ================       ===============

   DILUTED EARNINGS (LOSS) PER SHARE                         $0.48             ($0.14)              $0.34                 $0.53
                                                    ===============    ===============    ================       ===============

   Basic earnings (loss) per share                           $0.49             ($0.14)              $0.35                 $0.53
                                                    ===============    ===============    ================       ===============

   AVERAGE COMMON SHARES OUTSTANDING:
     Diluted shares                                         33,334             33,334              33,334                32,726
                                                    ===============    ===============    ================       ===============
     Basic shares                                           32,733             32,733              32,733                32,302
                                                    ===============    ===============    ================       ===============

   Dividends per share                                       $0.06                  -               $0.06                 $0.06
                                                    ===============    ===============    ================       ===============

(a) See note on Consolidated Statement of Income for twelve months ended December 31, 2001.

                AMETEK, INC.
                  INFORMATION BY BUSINESS SEGMENT
                (Dollars in thousands)

                                                                  THREE MONTHS ENDED
                                                                     DECEMBER 31,
                                   -----------------------------------------------------------------------
                                                                     (UNAUDITED)
                                         2001
                                   --------------------------------------------------------
                                    BEFORE UNUSUAL         UNUSUAL          AFTER UNUSUAL
                                        ITEMS             ITEMS (A)             ITEMS            2000
                                   -----------------    --------------     ----------------   ------------
NET SALES
----------------------------
 Electronic Instruments                    $124,062                 -             $124,062       $128,449
 Electromechanical                          113,201                 -              113,201        129,797
                                   -----------------    --------------     ----------------   ------------
   Total Consolidated                      $237,263                 -             $237,263       $258,246
                                   =================    ==============     ================   ============





  OPERATING INCOME (LOSS)
----------------------------
 Electronic Instruments                     $13,914          ($12,425)              $1,489        $20,462
 Electromechanical                           18,725           (10,636)               8,089         18,884
                                   -----------------    --------------     ----------------   ------------
   Total segments                            32,639           (23,061)               9,578         39,346
 Corporate and other                         (4,046)             (225)              (4,271)        (5,219)
                                   -----------------    --------------     ----------------   ------------
        Total Consolidated                  $28,593          ($23,286)              $5,307        $34,127
                                   =================    ==============     ================   ============


(a) See note on Consolidated Statement of Income for twelve months ended December 31, 2001.